ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-204908

Dated September 1, 2015

ETRACS MLP ETNs UBS

Choose from a broad array of MLP ETNs. UBS

Choose from a broad array of MLP ETNs. UBS

Designed to energize your portfolio. UBS

Designed to energize your portfolio. UBS

ETRACS MLP ETNs UBS

ETRACS MLP ETNs Tickers: MLPV AMU MLPI MLPG MLPL Learn more about newest ETRACS MLP ETN: MLPV UBS

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, or product supplement and pricing supplement, for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and the prospectus supplement, or applicable product supplement and pricing supplement, by calling toll-free (+1-877-387 2275).